UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Sigma-Aldrich Corporation

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The following document was posted to Sigma-Aldrich Corporation’s intranet site on September 22, 2014:

EMPLOYEE FAQ

1.	What was announced today?

•	Merck KGaA, Darmstadt, Germany (“Merck”) and Sigma-Aldrich today announced that they have entered into a definitive agreement under which Merck will acquire Sigma-Aldrich for approximately $17 billion (€13.1 billion), establishing one of the leading players in the global life science industry.

2.	What are the terms of the transaction?

•	Merck will acquire all of the outstanding shares of Sigma-Aldrich for $140 per share in cash, valuing the company at approximately $17 billion (€13.1 billion).

•	The price represents a 37% premium to the latest closing price of $102.37 on September 19, 2014 and a 36% premium to the one-month average closing price.

3.	When is the transaction expected to close?

•	Closing is expected by mid-year 2015, subject to regulatory and shareholder approvals as well as customary closing conditions.

4.	How does this transaction benefit employees?

•	Sigma-Aldrich employees will benefit from enhanced opportunities as part of a larger, more global organization.

•	Merck will be an excellent partner for Sigma-Aldrich, preserving our culture and high standards of innovation and operational excellence.

•	Importantly, Merck has a track record of being a good corporate citizen. Together, we will remain active participants in the local communities in which we operate.

5.	How will the companies be integrated?

•	Merck has successfully integrated a number of life science businesses in recent years by evaluating each company and combining the strongest operations, most efficient processes and most innovative programs that best support the future growth of the combined company. Merck intends to apply those same principles here in order to ensure a seamless integration of both businesses.

•	Merck intends to maintain a significant business presence in St. Louis.

•	An integration team, led by representatives from both companies, will be established to oversee and facilitate the integration process.

6.	Do you expect layoffs as a result of this transaction? In what functions?

•	An integration team, led by representatives from both companies, will be established to develop plans around how the companies will come together.

•	Merck is pursuing a growth strategy. It values Sigma-Aldrich’s talented work force and believes this transaction will create new opportunities for employees of both companies. Beyond that, it is too early to speculate on specifics.

•	It is also important to realize that until the transaction closes, we should continue to operate business as usual.

7.	What will happen to my benefits and compensation?

•	Until the transaction closes, benefits and compensation will be handled per normal course of business.

•	An integration team, led by representatives from each company, will be established to develop plans around how the companies will come together, including benefits and compensation plans.

8.	Will employees have to relocate?

•	An integration team, led by representatives from each company, will be established to develop plans around how the companies will come together.

•	It is very early days – keep in mind that this transaction is not scheduled to close until by mid-year 2015.

9.	Will the Sigma-Aldrich CEO and senior management team play a role in the combined company after closing?

•	It’s still early days. Those decisions will be made as part of the integration process.

10.	Where will the combined company be headquartered? Will Boston remain the headquarters of Merck’s U.S. operations?

•	The combined company will be headquartered in Darmstadt, Germany.

•	Importantly, Merck intends to maintain a significant business presence in St. Louis. The company will also maintain a U.S. presence in Greater Boston.

11.	What should I know about Merck?

•	Merck is one of the longest-standing pharmaceutical and chemical companies in the world, with roots dating back to 1668.

•	Based in Darmstadt, Germany, Merck is a distinguished industry leader with around 39,000 employees in 66 countries, generating $14.4 billion of annual sales.

•	In the U.S., Merck KGaA operates under the name EMD (to avoid confusion with the U.S.-based company Merck & Co., a separate company that is unrelated to Merck KGaA).

•	In addition to life science, Merck has a pharmaceutical business that offers innovative prescription drugs as well as over-the-counter products. It also has a chemical business that provides specialty products for the electronics, printing, coatings, cosmetics, pharmaceutical and biotech industries.

12.	What is the relationship between Merck KGaA and Merck & Co.? Are they part of the same company?

•	Merck & Co. is a separate and independent company from Merck KGaA.

•	In the U.S., Merck KGaA operates under the umbrella brand EMD.

13.	What is Millipore?

•	Millipore is the life science division of Merck. Headquartered in Billerica, Massachusetts, the division has around 10,000 employees and operations in 66 countries.

•	Millipore offers a broad range of innovative, performance products, services and business relationships that enable customers’ success in the research, development and production of biotech and pharmaceutical drug therapies.

14.	How would you describe Merck’s corporate culture?

•	Shaped over almost 350 years by a family of owners, Merck is a values-driven business with a strong track record as a well-respected owner and employer in the life science industry.

•	Their corporate values include:

•	Courage

•	Achievement

•	Responsibility

•	Respect

•	Integrity

•	Transparency

15.	Will the Sigma-Aldrich brand be maintained?

•	It is clear that our brand is respected and valued by Merck, but it is still early days. Brand positioning will be determined as part of the integration process.

16.	What happens between now and closing?

•	Until the transaction closes, Sigma-Aldrich and Merck will continue to operate as independent companies.

•	It is critical that we stay focused on serving our customers.

17.	How does this affect our current strategic priorities?

•	It is critical that we stay focused on executing against our strategic priorities and continuing to serve our customers.

18.	What should I be telling customers?

•	We are providing all customer-facing employees with talking points for discussing the combination with our customers.

•	Meeting the needs of our customers remains Sigma-Aldrich’s number one priority.

19.	Who should I contact if I have additional questions?

•	We are hosting a Global Town Hall on Monday, September 22, at 12:00 PM CT, which will explain the announcement in detail.

•	Following the conclusion of the meeting, a replay will be made available on SIAL Today.

•	Please reach out to your manager with any additional questions.

•	We are committed to keeping you informed throughout this process and will share additional information as it becomes available.

20.	What should I do if I receive calls from members of the media or members of the investor community?

•	If you are contacted by the media or any other outside parties, please direct the inquiry to Karen Miller (314-286-7996).

•	If you are contacted by an investor or analysts, please direct the inquiry to Quintin Lai (314-898-4643).

21.	What should I do if a customer has questions?

•	If you are contacted by a customer regarding the combination, please direct the inquiry through sales management.

22.	When will you provide more information?

•	We are committed to keeping you informed throughout this process and will share additional information as it becomes available.

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This communication may include “forward-looking statements.” Statements that include words such as “anticipate,” “expect,” “should,” “would,” “intend,” “plan,” “project,” “seek,” “believe,” “will,” and other words of similar meaning in connection with future events or future operating or financial performance are often used to identify forward-looking statements. All statements in this communication, other than those relating to historical information or current conditions, are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of Sigma-Aldrich Corporation (“Sigma-Aldrich”) and Merck KGaA (“Merck”), which could cause actual results to differ materially from such statements.

Risks and uncertainties relating to the proposed transaction include, but are not limited to: the risk our shareholders do not approve the transaction; uncertainties as to the timing of the transaction; the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated;

competitive responses to the transaction; litigation relating to the transaction; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; Merck’s ability to achieve the cost-savings and synergies contemplated by the proposed transaction within the expected time frame; Merck’s ability to promptly and effectively integrate the businesses of Sigma-Aldrich and Merck; a potential downgrade in the rating of Merck’s or Sigma-Aldrich’s indebtedness; downward pressure on Merck’s or Sigma-Aldrich’s common stock price and its impact on goodwill impairment evaluations; the effects of the business combination of Merck and Sigma-Aldrich, including the combined company’s future financial condition, operating results, strategy and plans; and disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere, including the Risk Factors section of Sigma-Aldrich’s most recent annual and quarterly reports on Form 10-K and Form 10-Q. Any forward-looking statements made in this communication are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Important Additional Information

This communication is being made in respect of the proposed merger transaction involving Sigma-Aldrich and Merck. The proposed merger will be submitted to the shareholders of Sigma-Aldrich for their consideration. In connection therewith, Sigma-Aldrich intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the shareholders of Sigma-Aldrich. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders may obtain free copies of the proxy statement, any amendments or supplements thereto and other documents containing important information about Sigma-Aldrich, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on Sigma-Aldrich’s website at http://investor.sigmaaldrich.com under the heading “Financial Information - SEC Filings”. Shareholders of Sigma-Aldrich may also obtain a free copy of the definitive proxy statement by contacting Sigma-Aldrich’s Investor Relations Department at (314) 898-4643.

Sigma-Aldrich and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Sigma-Aldrich is set forth in its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on March 21, 2014, its annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 6, 2014, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the shareholders of Sigma-Aldrich and a description of their direct and indirect interests, by share holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.